UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

    On October 19, 2009, Legacy Reserves Operating L.P., a wholly owned subsidiary of Legacy Reserves LP (“Legacy”), and Black Oak Resources, LLC (“Black Oak”) executed a Mutual Termination Agreement and Release (“Termination Agreement”) of the Participation Agreement (the “Participation Agreement”) previously entered into by the parties on September 24, 2008.  Under the Participation Agreement, Legacy had agreed to invest up to $20 million over three years in the acquisition and development of all oil and natural gas properties acquired by Black Oak during such period.  Legacy has not been required to make any investments jointly with Black Oak pursuant to the Participation Agreement.  Legacy did not incur any costs related to the termination of the Participation Agreement.  The Termination Agreement releases Legacy from all duties, rights, claims, obligations and liabilities arising from, in connection with, or relating to, the Participation Agreement, including the obligation to offer certain business opportunities to Black Oak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: October 19, 2009	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary